EXHIBIT 10.2

ALLIED MOTION TECHNOLOGIES INC.

DEFERRED COMPENSATION PLAN

As Amended and Restated Effective May 31, 2011

Allied Motion Technologies Inc., a Colorado corporation (the “Company”) previously established the Allied Motion Technologies Inc. Deferred Compensation Plan (the “Plan”), effective as of January 1, 2006.

Effective as of January 1, 2007, the Company amended and restated the Plan in its entirety, with the provisions of the amended and restated Plan to apply to all Plan Participants on and after January 1, 2007.

Effective May 31, 2011, the Company hereby amends and restates the Plan in its entirety, and this amended and restated Plan will apply to all Plan Participants on and after May 31, 2011.  This amended and restated Plan document is intended to simplify and enhance the Plan by eliminating unnecessary sub-Accounts, adding distribution alternatives for future contributions, and revising the default distribution provisions for future contributions.  These changes have been made in compliance with Section 409A of the Code, so that no change to any previously elected or default form or timing of any payment results from this amended and restated Plan.

The purposes of the Plan are (1) to provide certain key employees with the opportunity to defer the receipt of certain compensation otherwise payable to them, and (2) to permit eligible key employees to participate in the success of the Company by providing them with the opportunity to earn additional, performance based compensation.

1.                                  Definitions.

The following definitions shall apply for the purposes of the Plan:

1.01                           “Account” means the bookkeeping account established for each Participant under this Plan for the purpose of recording amounts credited on behalf of such Participant and any income, gains or losses thereon, as further described in Section 7.

1.02                           “Appropriate Form” means a written or electronic election or other form prescribed by the Board for use in connection with this Plan.  The Board may modify, update or replace any Appropriate Form, on a prospective basis, at any time, and the new or modified form shall take effect with respect to each Participant as soon as it is furnished to such Participant.

1.03                           “Beneficiary” means a person or trust designated in an Appropriate Form as being entitled to receive payment under this Plan on account of the death of a Participant.  If no valid designation of a beneficiary is made, a Participant’s Beneficiary shall be such Participant’s estate.

1.04                           “Board” or “Board of Directors” means the Board of Directors of the Company or, where applicable, any Committee of the Board to which authority with respect to any matter relating to this Plan is delegated.

1.05                           “Bonus” means any bonus payable to a Participant by the Employer under the Employee Incentive Bonus Plan, or any other bonus plan for the benefit of one or more Participants that is approved by the Board.

1.06                           A “Change of Control”, for purposes of the Plan, shall be defined in the manner set forth in Section 409A of the Code and the Treasury Regulations thereunder.

1.07                           “Code” means the Internal Revenue Code of 1986, as amended.

1.08                           “Deferral” means a portion of a Participant’s Salary or Bonus which is deferred pursuant to Section 3.02 and credited to the Participant’s Account in accordance with Section 3.03.

1.09                           “Deferral Election” means each Participant’s written election to defer the receipt of Salary or Bonus in accordance with Section 3.02.

1.10                           “Disabled” means suffering from any mental or physical condition, other than use of alcohol or illegal use of drugs or narcotics, which renders a Participant unable to perform substantially all of the duties and services for the Company required of the Participant in a satisfactory manner for 120 consecutive days, or 180 days during any 12-month period.

1.11                           “Discretionary Contribution” means an unfunded contribution for the benefit of a Participant, as described in Section 6.

1.12                           “Effective Date of the Plan” means the original effective date of the Plan, which was January 1, 2006.  The Effective Date of this amended and restated Plan is May 31, 2011.

1.13                           “Employer” means the Company or, where applicable, a subsidiary of the Company which is the employer of a Participant.

1.14                           “Investment Funds” means those mutual funds that are designated by the Board from time to time as the investments available to measure adjustments to Accounts, as provided in Section 7.03.

1.15                           “Net Profit” means the after tax net income of the Company for a Year, as stated in the Company’s certified financial statements.

1.16                           “Net Profit Target” means a threshold amount of Net Profit for a Year, designated by the Board as a Performance Criterion pursuant to Section 4.01.

1.17                           “Participant” means an executive employee of the Company or a subsidiary of the Company who is designated by the Board as a participant in the Plan.  Effective on and after January 1, 2007, for purposes of Section 3, Section 4 and Section 5 hereof, a “Participant” means a Participant who has been designated by the Board as eligible to make the contributions or receive the benefits described in such Section.

1.18                           “Performance Contribution” means an unfunded contribution for the benefit of a Participant, as described in Section 4.

1.19                           “Performance Criteria” means such Net Profit Targets or other organizational criteria, the satisfaction of which is a condition to the Participants’ earning Performance Contributions.

1.20                           “Plan” means the Plan set forth herein, as it may be amended from time to time in accordance with Section 11.01.

1.21                           “Retirement” or “Retire” means any termination of employment with the Company.

1.22                           “Salary” means the base salary payable to each Participant by the Company.

1.23                           “Separation from Service” means, with respect to a Participant, such Participant’s death, retirement or other termination of employment with the Company.  For purposes of the Plan, such term will be interpreted and applied in a manner consistent with Section 409A of the Code and the Treasury regulations thereunder.

1.24                           “Term” means the period of time during which the Plan is in effect, beginning on the Effective Date of the Plan and ending on the effective date of the Plan’s termination pursuant to Section 11.01 or 11.02.

1.25                           “Year” means each calendar year during the Term of this Plan.

2.                                  Participation.

2.01                           Commencement.  Participation in the Plan is limited to those Executive employees of the Company or a subsidiary of the Company that are (a) members of a select group of management and highly compensated Employees, as determined by the Board, and (b) designated by the Board.  An employee of the Company or a subsidiary of the Company will become a Participant in the Plan upon being so designated by the Board, effective as of such date as the Board shall designate (which may be prior to the date of such designation).

2.02                           Scope of Participation.  In designating an employee of the Company or a subsidiary of the Company as a Participant, the Board shall designate the contributions or benefits under the Plan that the Participant will be eligible to make or receive.  If the Board makes no special designation with respect to an employee, such Participant will be eligible only to make deferrals in accordance with Section 3 and shall not be eligible to receive Performance Contributions pursuant to Section 4 or benefits upon a change of control pursuant to Section 5.  As used in Section 3, Section 4 and Section 5 hereof, a “Participant” means a Participant who has been designated by the Board as eligible to make the contributions or receive the benefits described in such Section.

2.03                           Termination of Participation.  Once designated as a Participant, an individual will continue as a Participant until the earliest of the following:

(a)                                  all benefits to which he is entitled under the Plan have been distributed to him;

(b)                                 the Participant ceases to meet the eligibility requirements stated in Section 2.01; or

(c)                                  the Plan is terminated pursuant to Section 11.01

3.                                  Deferrals.

3.01                           Deferral of Salary or Bonus.

(a)                                  Each Participant may elect to defer receipt of up to 100 percent of the Salary and any Bonus otherwise payable to such Participant for a given Year.

(b)                                 A Participant may defer an item of compensation only to the extent that the Participant is entitled to receive such item of compensation.  Upon electing such a Deferral, the Participant will have no further right to such deferred compensation other than as provided under the Plan.

3.02                           Deferral Election.

(a)                                  To elect to defer Salary or a Bonus, each eligible Participant shall file a Deferral Election, on the Appropriate Form, with the Secretary of the Company in accordance with this Section 3.02.

(b)                                 Except as provided in subsection (e), an election to defer Salary for a Year shall be filed by December 31 of the Year preceding the Year in which the election is to take effect.  The election shall be effective with respect to Salary payable for all payroll periods ending in the Year in which it is effective.  An election must specify a Deferral which is a stated percentage of the Participant’s Salary for such Year.  Such Deferrals will be distributed as provided in Section 8.

(c)                                  Except as provided in subsection (e), an election to defer a Bonus shall be filed before the beginning of the Year during which the performance on which the Bonus will be based is measured; provided, however, that if such Bonus constitutes “performance based compensation”, within the meaning of Section 409A(4)(B)(iii) of the Code and the Treasury Regulations thereunder, and the other applicable requirements of such Regulations are met with respect to such Bonus, such election to defer may be made up until six months before the end of the Year during which the applicable Performance criteria are measured.  Whether a Bonus constitutes “performance based compensation” (as so defined) will be determined by the Board in its sole discretion.  An election to defer a Bonus must specify a Deferral which is a stated percentage of such Bonus.  Such Bonus Deferrals will be distributed as provided in Section 8.

(d)                                 A Deferral Election that is made prior to the due date for its filing, as herein provided, may be rescinded, and a new election made, before such due date.  If not rescinded, an election to defer shall become irrevocable at the expiration of the time for its filing.

(e)                                  For the Year in which an employee first becomes a Participant, such Participant may file a Deferral Election with respect to Salary or Bonus paid for services performed after the date such Deferral Election is filed, at any time thirty (30) days after such employee first becomes a Participant.

3.03                           Credit to Account.  The Company shall credit any Deferral to each Participant’s Account, as described in Section 7.01, as of the date it would have otherwise been paid to each Participant.

3.04                           Vesting.  A Participant’s interest in his Deferrals shall be fully vested at all times.

3.05                           Unforeseen Emergency.  Upon payment to a Participant pursuant to Section 8.05 on account of an unforeseeable emergency, any Deferral Election such Participant has in effect for the Year of the payment shall automatically terminate.

4.                                  Performance Contributions.

4.01                           Basis of Performance Contributions; Performance Criteria.

(a)                                  For each Year during the Performance Contribution Term, the Company will credit Performance Contributions to the Accounts of all eligible Participants for a Year if the Company achieves the Performance Criteria for such Year, and the other terms of conditions of this Plan are satisfied.

(b)                                 For the first Year of the Plan, the Performance Criteria shall be:

(i)                                     A Net Profit Target, which shall be a threshold amount of Net Profit, equal to a stated return on investment (“ROI”), determined in the manner stated in Schedule 1 hereto; and

(ii)                                  A stated percentage of the excess of (A) the Company’s Net Profit for the Year, over (B) the Net Profit Target for such Year, determined in the manner stated in Schedule 1.

(c)                                  For each succeeding Year during the Term, the Board shall designate the applicable Performance Criteria for the Year on or before the ninetieth (90th) day of such Year, or as soon thereafter as is practicable.

(d)                                 The “Performance Contribution Term” with respect to any Participant means the period beginning on the Effective Date of the Plan and ending on the earliest of:

(i)                                     December 31, 2020; or

(ii)                                  December 31st of the third calendar year which begins after the date of such Participant’s Separation from Service; or

(iii)                               the date on which such Participant is terminated for “Cause”, within the meaning of such Participant’s Employment Agreement with the Company or a subsidiary of the Company, or

(iv)                              the date on which the Participant directly or indirectly: (A) (whether as director, officer, consultant, principal, employee, agent or otherwise) engages in or contributes Participant’s knowledge and abilities to any business or entity in competition with the Company or a subsidiary of the Company; or (B) attempts in any manner to solicit from any customer of the Company or a subsidiary business of the type performed by the Company or a subsidiary or persuade any customer of the Company or a subsidiary to cease doing business or reduce the amount of business that such customer has customarily done with the Company or a subsidiary.

4.02                           Credit to Account.  The Company shall credit any Performance Contributions to each eligible Participant’s Account, as described in Section 7.01, as of the date on which the amount of such Performance Contribution is determined by the Board.  Such Performance Contributions will be distributed as provided in Section 8.

4.03                           Vesting.

(a)                                  A Participant’s interest in a Performance Contribution made on his behalf for a Year shall become fully vested if he:

(i)                                     is employed by the Company or a subsidiary of the Company on December 31 of such Year, or

(ii)                                  Retires, dies or becomes Disabled during such Year.

(b)                                 If an eligible Participant Retires, dies or become Disabled during the Year, the Performance Contribution shall nevertheless be computed with respect to the entire Year, and the Participant shall be entitled to receive the entire Performance Contribution for such Year.  In the case of any other termination of employment prior to December 31 of such Year, the entire Performance Contribution will be forfeited and the Participant shall not have any right to such Performance Contribution.

5.                                  Benefits Upon a Change of Control.

5.01                           Calculation of Change of Control Benefit.

(a)                                  In the event of a Change of Control with respect to the Company which occurs during the Performance Contribution Term, a special benefit will be paid, at the time hereafter provided, to all eligible Participants.  Such benefit will be equal to the sum of the following:

(i)                                     An amount equal to a pro rata portion of the Performance Contribution that would have been paid to such Participant for the Year in which the Change of Control occurs, based on the number of days in such Year which precede the Change of Control; plus

(ii)                                  An amount determined by multiplying

(A)                              the average of the Performance Contributions for the benefit of such Participant for the preceding three (3) years, or the number of years since the Effective Date of the Plan, if less, by

(B)                                the lesser of (I) three (3), or (II) the number of Years, or fractions thereof, remaining after the date of the Change of Control until December 31, 2020.

(b)                                 For purposes of computing the portion of special benefit described in clause (i), above:

(i)                                     Performance Criteria shall be measured for the period ending on the last day of the month preceding the month that includes the effective date of the Change of Control; and

(ii)                                  Extraordinary costs arising out of the transactions that constitute the Change of Control shall be disregarded.

5.02                           Payment of Change of Control Benefit.  The Change of Control benefit shall be determined by the Board prior to the effective date of the Change of Control, and paid to each Participant in a lump sum during the 30 day period beginning on the date of the Change of Control.

6.                                  Discretionary Contributions.

6.01                           Designation of Eligible Participants.

(a)                                  The Board may, from time to time, allocate additional Discretionary Contributions to one or more Participants, in such amount(s) as the Board shall designate.

(b)                                 Such Discretionary Contributions will be distributed as provided in Section 8.

6.02                           Credit to Account.  The Company shall credit any Discretionary Contributions to each Participant’s Account as of the date on which the Board makes the designations described in Section 6.01.

6.03                           Vesting.  A Participant’s interest in any Discretionary Contributions made on his behalf shall be fully vested at all times.

7.                                  Participants’ Accounts.

7.01                           Establishment of Accounts and Sub-Accounts.

(a)                                  The Company shall establish an Account for each Participant on the Company’s books to which deferrals and contributions under this Plan shall be credited.

(b)                                 Effective May 31, 2011, all existing Sub-Accounts under the Plan for each Participant shall be combined into one Account, including the following Sub-Accounts established under the Plan prior to May 31, 2011:  the Deferral Sub-Account, the Performance Contribution Sub-Account, and the Discretionary Contribution Sub-Account for each Participant.

7.02                           Performance Contributions Subject to Forfeiture.  Until and except to the extent that Performance Contributions become vested in accordance with Section 4.03, the interest of each Participant in his Performance Contributions is contingent only and is subject to forfeiture as provided in Section 4.03.

7.03                           Imputed Investment Experience.

(a)                                  Each Participant may designate one or more Investment Funds in which stated portions of such Participant’s Account shall hypothetically be invested, by completing the Appropriate Form and following such procedures as the Board shall designate.  Each Participant may allocate his Account among the different Investment Funds.  Furthermore, each Participant may change his designation of Investment Funds once every month.  The Investment Funds so designated are referred to herein as the “Designated Investment Funds”.

(b)                                 Each month during the period of a Participant’s participation in the Plan, the Company shall adjust the balance credited to each Participant’s Account to reflect the investment performance of the Designated Investment Funds.

7.04                           Accounting.

(a)                                  The Company shall, on a periodic basis, deliver to each Participant a written report of the adjusted value of the Participant’s Account.  The report shall separately show all Deferrals and other contributions with respect to the Account, all investment returns with respect to each portion of the Account for which the Participant has made an investment designation, and any payments to the Participant.

(b)                                 If the Company has engaged a trustee, custodian, or brokerage firm to hold securities and other property acquired with respect to the Account, an accounting or report by such trustee, custodian, or brokerage firm shall be deemed to be the Company’s report for purposes of this Plan, except to the extent the Company may inform the Participants otherwise.

8.                                  Distributions.

8.01                           Distribution of Contributions Made Prior to May 31, 2011.  Except as provided in Section 8.04, a Participant’s entire Account attributable to Deferrals, Performance

Contributions, and Discretionary Contributions made to the Plan for Years ending prior to May 31, 2011, shall be distributed in a lump sum within thirty (30) days after the earliest of the following dates:

(a)                                  December 31, 2020;

(b)                                 The last day of the third calendar year which begins after the Participant’s Separation from Service; or

(c)                                  The effective date of a Change of Control.

8.02                           Distributions of Contributions Made on or After May 31, 2011.  Except as provided in Section 8.04, and unless the Participant elects otherwise in accordance with Section 8.03, a Participant’s entire Account attributable to Deferrals made to the Plan for 2012 and future years, to Performance Contributions made to the Plan for 2011 (to the extent such Performance Contributions constitute performance based compensation under Section 409A of the Code) and future years, and to Discretionary Contributions approved for contribution to the Plan on or after May 31, 2011, shall be distributed in a lump sum within thirty (30) days after the earliest of the following dates:

(a)                                  December 31, 2020;

(b)                                 The first business day of the calendar year immediately following the calendar year in which occurs the Participant’s Separation from Service; or

(c)                                  The effective date of a Change of Control.

8.03                           Election of Time and Form of Payment.

(a)                                  Except as may be otherwise provided by the Board, and subject to Section 8.01 above, each Participant may designate the time and form of payment of his entire Account, or a portion of his Account attributable to Deferrals, Performance Contributions, or Discretionary Contributions as provided below.

(b)                                 To be effective with respect to any Discretionary Contribution, Performance Contribution or Deferrals with respect to any Year:

(i)                                     An election with respect to a Deferral must be made before the expiration of the time for filing the Participant’s Deferral Election, as provided in Section 3.02.

(ii)                                  An election with respect to a Performance Contribution must be made before the beginning of the Year for which such Performance Contribution is earned; provided, however, that if such Performance Contribution constitutes “performance based compensation”, within the meaning of Section 409A(4)(B)(iii) of the Code and the Treasury Regulations thereunder, an election under this Section 8.03 with respect to such Performance Contribution may be made after the beginning of the Year for which such Performance Contribution is earned, as long as it is made at least six months before the end of such Year.

(iii)                               With respect to any Discretionary Contribution, unless the Board determines otherwise in compliance with Section 409A of the Code, the Participant’s existing elections with respect to his Deferrals under the Plan for a Year shall also apply to any Discretionary Contribution made for such Year.

(c)                                  The optional methods are as follows:

(i)                                     One lump sum payment on such date as is designated in the Participant’s election;

(ii)                                  Monthly installments over a period of up to ten (10) years, beginning on such date as is designated in the Participant’s election, subject to the provisions of Section 8.04.

8.04                           Changes to Payment Method.  A Participant’s election to revoke the default payment method of Sections 8.01 and 8.02, and to elect another payment method under Section 8.03, or to change the payment method elected under Section 8.03, shall be subject to the following restrictions:

(a)                                  The election to revoke or change shall not take effect until twelve (12) months after the date it is made.

(b)                                 Except in the case of an election under Section 8.06 (unforeseeable emergency), the election to revoke or change may not provide for payment sooner than five (5) years from the date payment would otherwise have been made or begun.

(c)                                  An election to revoke or change with respect to payments scheduled to be made or to begin at a time specified by each Participant may not be made less than 12 months before the time originally specified for payment to be made or begin.

8.05                           Payment on Death.

(a)                                  Upon a Participant’s death, the Company shall pay the balance of the Account to each Participant’s Beneficiary, within thirty (30) days after the date of his death.

(b)                                 Each Participant may designate one or more primary and contingent Beneficiaries to receive any amounts payable under this Plan on his death.  The designation of Beneficiary shall be in writing, shall be made on the Appropriate Form, shall not be effective unless filed with the Secretary of the Company before the Participant’s death, and may be changed or revoked at any time without notice to any beneficiary by the Participant’s filing of a subsequent designation with the Secretary of the Company.  If a Participant designates more than one Beneficiary, each shall share equally unless such Participant specifies a different allocation or preference.  If any Participant fails to designate a Beneficiary, or should no designated Beneficiary survive him or be in existence after the Participant’s death, the Beneficiary of the Participant’s Account shall be such Participant’s estate.

(c)                                  If a Beneficiary (who is a natural person) entitled to payment should die after a Participant’s death but before receiving payment of the entire amount payable to him, the balance of any amounts payable shall be paid when due to the surviving Beneficiary or Beneficiaries designated by such Participant in accordance with such Participant’s designation.  If there should be no designated Beneficiaries surviving or in existence on the date of such Beneficiary’s death, the balance of such payments shall be paid when due to the executor or administrator of the last Beneficiary to die.

8.06                           Unforeseeable Emergency.

(a)                                  A Participant or his Beneficiary may, in the case of an unforeseeable emergency (as defined in subsection (b)), elect and shall be entitled to payment of an amount credited to such Participant’s Account subject to the following conditions:

(i)                                     The amount payable shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, State, or local income taxes or penalties reasonably anticipated to result from the payment), taking into account the termination of any Deferral Elections pursuant to Section 3.05.

(ii)                                  The Company shall not pay any amount on account of an unforeseeable emergency to the extent the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise; or by liquidation of each Participant’s or the beneficiary’s assets, to the extent the liquidation of such assets would not cause severe financial hardship; or by cessation of Deferrals under this Plan.

(b)                                 For purposes of this Plan, “unforeseeable emergency” means a severe financial hardship of each Participant or his beneficiary resulting from an illness or accident of each Participant or beneficiary or each Participant or beneficiary’s spouse or dependent (as defined in section 152(a) of the Code); loss of each Participant’s or beneficiary’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of each Participant or beneficiary.  The Company shall, in its discretion, determine whether each Participant or beneficiary is faced with an unforeseeable emergency permitting a distribution under this Section 8.05.  In doing so, the Company shall refer to the definition of “unforeseeable emergency” set forth in Treasury Regulations under Section 409A of the Code, and shall base its determination on such definition and the relevant facts and circumstances of each case.

8.07                           Payments to Certain Employees.  In no event shall any payment under the Plan on account of a Participant’s separation from service be made to a Participant who is a specified employee (as defined in Section 409A of the Code) as of the date of separation from service, before the date that is six months after the date of separation from service or, if earlier than the end of the six-month period, the date of death of such Participant.

8.08                           Taxes.  Payments under this Plan shall be subject to any applicable tax withholding as required under Federal, State, and local law.

9.                                  Source of Payments

9.01                           Unsecured Creditor.  Nothing contained in this Plan shall create a trust or create a fiduciary relationship of any kind between the Company and each Participant.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.02                           Unfunded.  The Company and each Participant acknowledge it is their intent and they agree that for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and for purposes of the Code, and for all other purposes, this Plan constitutes an unfunded arrangement maintained for the purpose of providing deferred compensation for an individual who is a member of a select group of management or highly compensated employees.

9.03                           Company Obligation to Establish Trust.

(a)                                  Notwithstanding the foregoing provisions of this Section 9, but subject to the provisions of subsection (c), below, upon the occurrence of any event described in subsection (b), the Company shall, as soon as practicable, but in any case within sixty (60) days after notice of such event is delivered to the Company by any Participant as provided herein:

(i)                                     establish an irrevocable “rabbi trust”, within the meaning of IRS Revenue Procedure 92-64, or any comparable provision of law then in effect, under this Plan, which trust shall include a separate account for each Participant; and

(ii)                                  contribute to such trust such principal amount, in cash, as shall be to sufficient to fully fund all benefits of all Participants under the Plan which have theretofore accrued.

Thereafter, each Year the Company shall (A) contribute to such trust such additional amounts as shall be required such that, after such contribution, the assets in the trust shall be sufficient to fully fund all benefits under the Plan which have theretofore accrued, and (B) cause the trustee to deliver periodic reports to all Participants (not less frequently than annually) with respect to the assets, gains and losses of the Participant’s account under the trust.

(b)                                 The events referred to in subsection (a) are as follows:

(i)                                     A “Change of Control” with respect to the Company; or

(ii)                                  Any Participant’s delivery of a written notice to the Company requesting that the Company establish a rabbi trust as provided herein.

(c)                                  Notwithstanding the foregoing provisions of this Section 9.03, in no event shall the Company be required to establish a rabbi trust:

(i)                                     during any “restricted period” with respect to any defined benefit pension plan of the Company or an affiliate, to the extent prohibited by Section 409A(B)(3) of the Code; or

(ii)                                  if the establishment of such trust would violate Section 409A(B)(2) of the Code, relating to a change in the employer’s financial health.

10.                           Prohibition Against Assignment.

10.01                     No Assignment.  Except to the extent required by law, the right of each Participant or any beneficiary to payment of each Participant’s interest in his Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of each Participant or beneficiary.

11.                           Amendment and Termination.

11.01                     Action by Company.  The Company may amend or terminate this Plan at any time by resolution of the Board of Directors, but no such amendment or termination shall adversely affect each Participant’s rights with respect to the amounts previously credited to his Account.

11.02                     Liquidation.  This Plan shall terminate automatically upon the liquidation or dissolution of the Company.  Subject to Section 10.03, payment of each Participant’s Account shall be made to him or, if each Participant is deceased, his beneficiary, in a lump sum as soon as practicable following such liquidation or dissolution.

11.03                     Conformance to Section 409A.  Notwithstanding any contrary provision of this Section 11 or Section 8:

(a)                                  If the termination of a Participant’s employment with the Company does not qualify as a separation from service, as that term is used under Section 409A of the Code, and such Participant is not disabled, as that term is defined under Section 409A of the Code, then payment under Section 8.01 or 8.02 shall not be made or begin before the relevant time has elapsed after each Participant’s separation from service with the Company.

(b)                                 The time or schedule of any payment under this Plan may not be accelerated except as otherwise provided in this Plan and then only to the extent such acceleration would not cause this Plan to fail to meet the requirements of section 409A of the Internal Revenue Code.

11.04                     Intent To Defer Tax  The Company and each Participant intend that this Plan meet the requirements of Section 409A of the Code for the deferral (until payment) of the income taxation of the compensation deferrable under this Plan, and this Plan shall be construed accordingly.  To the extent this Plan is more restrictive than necessary to meet the requirements of Section 409A of the Code, the Company reserves the right to amend this Plan, provided such amendment would not cause the Plan to fail to meet those requirements.

12.                           Miscellaneous.

12.01                     No Contract of Employment.  Nothing contained in this Plan shall be deemed to create a contract of continuing employment between the Company and each Participant.

12.02                     Administration.  The Board shall administer this Plan in accordance with the Plan’s terms and shall have full power and authority necessary or appropriate for carrying out its duties.  The Board shall have the full power to establish any rules and procedures it finds appropriate for the administration of this Plan.  The Board may correct any defect or reconcile any inconsistency in the Plan to the extent the Board finds it necessary to carry out the purposes of the Plan.  The Board shall have full power and authority to interpret the Plan and to decide all matters arising in connection with the administration of the Plan.  In exercising its power and authority, the Board shall have complete discretion and its determinations shall be final.

12.03                     Participant Responsible for Investment Designations.  Neither the Company nor the Board shall have any duty to question any investment designations of a Participant or to make recommendations to any Participant with respect to investment designations.  Neither the Company nor the Board shall be liable for any reduction in the amount credited to a Participant’s Account that is the result of each Participant’s investment designations or a failure of each Participant to make or change an investment designation.

Notwithstanding any other provision of this Plan, a Participant’s investment designation shall not be given effect if the Board in its discretion determines that such an investment would be unlawful or impracticable if actually made by the Company.

12.04                     Investment Designations upon Death, Incapacity, or Disability.  The provisions of this Section 12.04 shall apply notwithstanding any contrary provisions of the Plan.

(a)                                  Upon a Participant’s death, such Participant’s Beneficiary or Beneficiaries to the extent of their interests, or, if each Participant fails to designate a Beneficiary or no Beneficiary survives him, the executor or administrator of each Participant’s estate, shall succeed to each Participant’s right to make investment designations with respect to the Account, and all references to each Participant in Section 7.03 and Section 12.03 shall be interpreted as references to the Beneficiary, Beneficiaries, executor, or administrator, as appropriate.

(b)                                 If, in the Board’s opinion, each Participant or a Beneficiary entitled to make investment designations under this Plan is under a legal disability or incapacitated in any way so as to be unable to manage his financial affairs, and if the Board determines that a legal representative of each Participant or his beneficiary is authorized to make such designations on behalf of each Participant or his Beneficiary, then such legal representative shall be considered the each Participant or beneficiary for all purposes of Section 7.03 and Section 12.03.

(c)                                  If, in the situation described in paragraph (b) (involving each Participant’s legal disability or incapacity), the Board determines that no legal representative is authorized to make such designations on behalf of each Participant or his beneficiary, then neither the Board nor the Company shall be under any obligation to take any action with respect to the investment designations in effect with respect to the Account.  However, in such a situation, the Board may, from time to time, in its discretion, make investment designations on each Participant’s behalf, but only from among Investment Funds substantially all of the assets of which are certificates of deposit or interest bearing accounts in banks, savings banks, or savings and loan associations; obligations of the United States government and obligations guaranteed as to principal and interest by the United States government; obligations of a state, a territory, or a possession of the United States, or of any political subdivision of any of the foregoing, or of the District of Columbia; and cash deposit accounts.  Neither the Board, the Company, nor any trustee shall be liable to each Participant, his beneficiary, or his estate for taking no action with respect to investment designations in effect with respect to the Account or for taking the action described in the preceding sentence.

12.05                     Waivers.  No provision of this Plan (as it may be amended from time to time pursuant to Section 11/01) may be modified, waived, or discharged except by an instrument in writing executed by an authorized officer of the Company.  A waiver by either party of any breach of, or compliance with, any condition or provision of this Plan shall not be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.  No agreements or representations, oral or otherwise, with respect to the subject matter of this Plan have been made by either party that are not expressly set forth in this Plan.

12.06                     Construction.  The validity, interpretation, construction, and performance of this Plan shall be governed by the internal laws of the State of Colorado, without regard to the principles of conflicts of law.

12.07                     Enforceability.  The invalidity or unenforceability of any provision of this Plan shall not affect the validity of any other provision of this Plan, which shall remain in full force and effect.

12.08                     Successors.  This Plan shall be binding on and inure to the benefit of the Company, its successors and assigns, each Participant, and each Participant’s heirs, executors, administrators, and legal representatives.

12.09                     Notices.  All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if (1) delivered personally, (2) sent by next-day or overnight mail or delivery, or (3) sent by fax, as follows:

(a)                                  If to the Company to:

Allied Motion Technologies Inc.

Suite 150

23 Inverness Way East

Englewood, CO 80112

Fax:  (303) 799-8521

Attention:  Secretary

(b)                                 If to any Participant, to the address or fax number of such Participant most recently provided to the Company by the Participant.

Schedule 1

Determination of Performance Criteria

For 2006, the Performance Contribution will be based on a Net Profit Target equivalent to an 8% return on investment, with the investment used for such determination being shareholders’ equity at the beginning of the year adjusted for the issuance of any Company stock during the year.

If the Company’s net profit for 2006 exceeds this Net Profit Target amount, 25% of the excess shall be allocated evenly to Richard D. Smith and Richard S. Warzala.